Exhibit 23.4

CONSENT OF
DC ENERGY CONSULTANTS

CONSENT OF DC ENERGY CONSULTANTS
INDEPENDENT PETROLEUM ENGINEERING & GEOLOGICAL CONSULTING FIRM

DC Energy Consultants, as an independent petroleum engineering and geological consulting firm, hereby consents to the use of its Geological Evaluation dated January 23, 2009 for the Tennessee Prospect Area, Tennessee; its Geological Evaluation dated January 23, 2009 for the Marcellus Shale Prospect Area, Pennsylvania; its Geological Evaluation dated January 23, 2009 for the Antrim Shale Prospect Area, Michigan; and its Geological Evaluation dated January 23, 2009 for the New Albany Shale Prospect Area, Indiana in the Registration Statement and any supplements thereto, including post-effective amendments, for Atlas Resources Public #18-2008 Program, and to all references to DC Energy Consultants as having prepared such reports and as an expert concerning such reports.

DC Energy Consultants

/s/ Dennis D. Carulli
Dennis D. Carulli	January 23, 2009
Registered Professional Geologist	Paris, Pennsylvania